EXHIBIT 24




                        POWER OF ATTORNEY WITH RESPECT TO
                  ANNUAL REPORT OF UNITED HERITAGE CORPORATION
                   FORM 10-K FOR THE YEAR ENDED MARCH 31, 2002



     Each of the undersigned, a director or officer of United Heritage Corporation, appoints Walter G. Mize his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable United Heritage Corporation to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the Annual Report of United Heritage Corporation on Form 10-K for the year ended March 31, 2002, including, but not limited to, power and authority to sign his or her name (whether on behalf of United Heritage Corporation, or by attesting the seal of United Heritage Corporation, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

     Each of the undersigned has signed his or her name as of the 19th day of June, 2002.


  /s/ Harold  L. Gilliam                  /s/ Joe  Martin
____________________________________     _______________________________________
     (Harold  L. Gilliam)                    (Joe  Martin)


  /s/ C.  Dean  Boyd                      /s/ Theresa D. Turner
____________________________________     _______________________________________
     (C.  Dean  Boyd)                        (Theresa D. Turner)

  /s/ Larry  Coker                        /s/ Mark Church
____________________________________     _______________________________________
     (Larry  Coker)                          (Mark Church)